Exhibit 10.4

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (this “Agreement”) is entered into as of the 9th day of January, 2014 (the “Effective Date”), by and among Global Payments Direct, Inc., a New York corporation (“Global”), Mercury Payment Systems, LLC, a Delaware limited liability company (“Mercury”), and Wells Fargo Bank, N.A. (“Wells”) with reference to the following facts:

A. Pursuant to that certain Merchant Services Agreement between Global and Mercury dated August 10, 2003, as amended from time to time (“MSA”), Mercury solicited Merchants (as defined in the MSA) (each, a “Merchant”) that have entered into merchant agreements with Global and Wells or Global and HSBC Bank USA, National Association (“HSBC”), in which agreements HSBC has assigned all of its rights and obligations to Wells (collectively, “Merchant Agreements”) for services related to processing, sponsorship, clearing, settlement and funding of transactions.

B. At the direction of Mercury, Global has agreed to assign all of its rights, titles, interests and obligations in, to and under the Merchants and Merchant Agreements, which Merchant Agreements shall be identified from time to time on the list of Merchant IDs provided to Global pursuant to Sections F(4)(A) and (B) of the MSA as amended by the Fifteenth and Sixteenth Amendments to the MSA (the “Assigned Merchant Agreements”) to Mercury, subject to the terms set forth herein.

C. Mercury desires that, as of the applicable Conversion Date(s) (as defined below), the Assigned Merchant Agreements be governed by the Merchant Financial Services Agreement between Mercury and Wells dated September 13, 2011 (“Mercury Processing Agreement”).

In consideration of the foregoing and the premises and covenants contained below and other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

1. Assignment of Rights by Global.

(a) Global assigns, transfers and sets over to Mercury all of its respective rights, titles, interests and obligations in, to and under each Assigned Merchant Agreement, free and clear of all liens, claims, charges and encumbrances of any kind, as of the date each Merchant is actually converted to Mercury (each, a “Conversion Date”). The parties acknowledge that each Merchant may have a different Conversion Date.

(b) Global assigns, transfers and sets over to Mercury all of Global’s right, title, interest and obligations in, to and under each of the subordination/instruction letters received by Global from Issuers and Participating Merchants (as such terms are defined in the Eleventh Amendment to the MSA (split funding authorizations)), free and clear of all liens, claims, charges and encumbrances of any kind held by Global, as of each Conversion Date. Further, Global represents and warrants that it has not pledged such subordination/instruction letters received by Global from Issuers and Participating Merchants as collateral to any third party. For all purposes hereunder, the term “Assigned Merchant Agreement” shall include each such subordination/instruction letter.

2. Assumption of Obligations by Mercury; Liabilities.

(a) Mercury accepts the foregoing assignment and assumes, as of the applicable Conversion Date, all of Global’s obligations under each of the Assigned Merchant Agreements as of such Conversion Date. On and after the applicable Conversion Date, Mercury agrees to be bound by the terms of each of the Assigned Merchant Agreements as they apply to Mercury and agrees to perform all of its respective obligations under each of the Assigned Merchant Agreements accruing on or after the applicable Conversion Date.

(b) As between Global and Mercury: (i) Global and Mercury shall continue to perform their obligations and be responsible for all liabilities, claims and obligations incurred by Global and Mercury pursuant to the terms of the MSA under each of the Assigned Merchant Agreements up to the respective Conversion Date; (ii) Mercury will continue to be responsible for all liabilities, claims, and obligations incurred by Global for which Mercury is liable pursuant to the terms of the MSA under each of the Assigned Merchant Agreements that arise prior to, on, or after the respective Conversion Date, including without limitation any chargebacks and other credit-related losses, arising from transactions with an Acquirer’s Processing Date (defined below) prior to, on, or after the respective Conversion Date.

(c) For purposes of this Agreement: (i) “Acquirer’s Processing Date” means the date the transaction is entered into the Merchant’s POS system, terminal, web or other payment application or device; and (ii) “Rules” means the rules, regulations and procedures issued by Visa U.S.A., Inc., MasterCard International, Inc., debit card networks, American Express, DFS Services LLC and any successor organizations (“Card Organizations”).

3. Reserve Transfer. Global shall tender the remaining balance (after deduction of chargebacks or other liabilities permitted by the MSA) of any Merchant reserves, holdbacks, deposits or other safeguards against Merchant losses maintained pursuant to a Merchant Agreement (“Merchant Reserves”) to Mercury upon Mercury’s request on such Merchant’s Conversion Date. For the avoidance of doubt the parties understand that notwithstanding the release of any Merchant Reserve by Global, Mercury shall remain responsible to Global for all liabilities, claims, and obligations incurred by Global for which Mercury is liable pursuant to the MSA.

4. Merchant Guarantees. Global hereby assigns, transfers and sets over to Mercury all right, title and interest in each guarantee that may have been executed in connection with an Assigned Merchant Agreement (each, a “Merchant Guarantee”) as of the applicable Merchant’s Conversion Date. Mercury hereby accepts the foregoing assignment. Mercury acknowledges and agrees that Global may have any such Merchant Guarantee enforced on its behalf with respect to any amounts owed to Global by any Merchant until the date on which Global no longer has liability under the applicable Assigned Merchant Agreement due to the expiration of applicable Card Organization time periods, and on and after such date, Global may not have any applicable Merchant Guarantee enforced on their behalf.

5. Other Acknowledgments and Agreements.

(a) Mercury acknowledges and agrees that, as of each individual Assigned Merchant Agreement’s respective Conversion Date, each Assigned Merchant Agreement and related Merchant shall be processed in accordance with the terms of the Mercury Processing Agreement. Moreover, each party hereby acknowledges and agrees that, as of each individual Assigned Merchant Agreement’s respective Conversion Date, the Mercury Processing Agreement shall govern (i) the allocation of ownership in an Assigned Merchant Agreement, and (ii) all liability for risk of loss associated with each Assigned Merchant Agreement and related Merchant.

(b) Mercury and Global shall develop a notice, which shall be submitted to Wells for approval and such approval shall not be unreasonably withheld or delayed, and prior to the Conversion Date, Mercury shall notify each Merchant of the assignment of its Assigned Merchant Agreement. Such notices shall be provided to each Merchant at the sole expense of Mercury.

(c) The parties will reasonably cooperate in providing information related to the Merchants, including but not limited to Assigned Merchant Agreements and applications, in their possession when requested by the Card Organizations or by law enforcement or regulatory authorities.

(d) Upon Mercury’s request from time to time, Global will provide to Mercury information or documents in Global’s possession related to Merchants or Assigned Merchant Agreements.

(e) Wells hereby acknowledges and consents to the assignment by Global and the assumption by Mercury as set forth in this Agreement.

6. Confidentiality. Each party agrees that it will not use for its own purposes, will not disclose to any third party, and will retain in strictest confidence all information and data belonging to or relating to the business of the other parties to this Agreement (including without limitation the terms of this Agreement, and, as to Global, information related to Merchants and Merchant Agreements, which the parties agree belongs solely to Mercury and Wells following each applicable Conversion Date), and that each party will safeguard such information and data by using the same degree of care and discretion that it uses to protect its own confidential information. Notwithstanding the previous sentence, Global is authorized to use information related to Merchants and Merchant Agreements to the extent necessary in order to carry out its obligations under the MSA, the Rules and this Agreement. No party will be obligated to maintain the confidentiality of information: (a) to the extent it is required to reveal such information in performing its obligations under this Agreement or the MSA, (b) that is or becomes within the public domain through no act of the disclosing party in breach of this Agreement, (c) was legitimately in the possession of the disclosing party prior to its disclosure under this Agreement, and the disclosing party can prove that fact, or (d) is required to be disclosed by state or federal law, court order or subpoena, provided that the recipient provides the disclosing party with prompt notice and an opportunity to oppose the disclosure.

7. Representations, Warranties and Covenants of Global. Global hereby represents, warrants and covenants to each of Mercury and Wells as of the Effective Date as follows:

(a) The execution, delivery and performance of this Agreement by Global has been duly authorized and approved by all necessary corporate or other action, and this Agreement is legally binding on and enforceable against Global in accordance with its terms.

(b) The execution and delivery of this Agreement does not violate the provisions of Global’s articles of organization or bylaws, each as amended to the date hereof, or any judgment, decree, mortgage, contract, agreement, law, indenture or other instrument applicable to Global.

(c) The execution and delivery of this Agreement does not violate any provision of the Assigned Merchant Agreements or the Merchant Guarantees and the Assigned Merchant Agreements and Merchant Guarantees are freely assignable without the Merchants’ consent.

8. Representations, Warranties and Covenants of Mercury. Mercury hereby represents, warrants and covenants to Global and Wells as of the Effective Date as follows:

(a) The execution, delivery and performance of this Agreement by Mercury has been duly authorized and approved by all necessary corporate or other action, and this Agreement is legally binding on and enforceable against Mercury in accordance with its terms.

(b) The execution and delivery of this Agreement does not violate the provisions of Mercury’s articles of organization or bylaws, each as amended to the date hereof, or any judgment, decree, mortgage, contract, agreement, law, indenture or other instrument applicable to Mercury.

9. Indemnification.

(a) Mercury shall indemnify, defend and hold Global, its affiliates and any of its directors, officers, employees and agents harmless from and against any loss, liability, damages, penalty or expense (including reasonable attorney’s fees and costs of defense) suffered or incurred (i) as a result of any third party claim arising out of or related to events occurring, or transactions with an Acquirer’s Processing Date, prior to or on the respective Conversion Dates with respect to any Assigned Merchant Agreements to the extent Mercury is liable pursuant to the terms of the MSA and to the extent Mercury has assumed liability under Section 2(b) above for such Assigned Merchant Agreements; or (ii) as a result of any third party claims arising out of or related to events occurring, or transactions with an Acquirer’s Processing Date, after the respective Conversion Dates with respect to any Assigned Merchant Agreements to the extent such claims are not attributable to the acts or omissions of Global; or (iii) as a result of any third party claims arising out of or related to: (A) Mercury’s breach of this Agreement, (B) any material inaccuracy of any representation or warranty of Mercury set forth in this Agreement, (C) any failure by Mercury to comply with any law, regulation, order, judgment, decree, administrative ruling, or other legally binding obligation applicable to such party or its activities (including without limitation Rules and regulations), or (D) any instances of gross negligence, willful misconduct or fraud or breach of any Assigned Merchant Agreement by Mercury with respect to the Assigned Merchant Agreements arising on or after each applicable Merchant’s Conversion Date, or (iv) as a result of any losses under the Assigned Merchant Agreements or fines related to Mercury or any Merchants to the extent Mercury is liable pursuant to the terms of the MSA that arise prior to, on or after the respective Conversion Date.

(b) Global shall indemnify, defend, and hold each of Mercury and Wells, their respective affiliates and any of their respective directors, officers, employees and agents harmless from and against any loss, liability, damages, penalty or expense (including reasonable attorney’s fees and costs of defense) suffered or incurred as a result of any third party claim (i) arising out of or related to transactions with an Acquirer’s Processing Date prior to the respective Conversion Dates with respect to the Assigned Merchant Agreements, or (ii) arising out of or related to: (A) Global’s breach of this Agreement, (B) any material inaccuracy of any representation or warranty of Global set forth in this Agreement, (C) any failure by Global to comply with any law, regulation, order, judgment, decree, administrative ruling, or other legally binding obligation applicable to such party or its activities (including without limitation Rules and regulations), (D) any instances of gross negligence, willful misconduct or fraud or breach of any Assigned Merchant Agreement by Global with respect to the Assigned Merchant Agreements arising prior to the respective Conversion Date, or (E) losses under each of the Assigned Merchant Agreements that arise prior to the respective Conversion Date, except to the extent Mercury is liable pursuant to the terms of the MSA.

(c) No party shall be responsible to any other party, whether pursuant to this Section or otherwise, for any consequential, punitive, special, exemplary or other similar damages.

(d) Notwithstanding anything to the contrary (i) in this Agreement, and (ii) in any agreement by and between Mercury and Wells regarding the Assigned Merchant Agreements, and without limiting any indemnification obligation that Mercury may have to Wells under the Mercury Processing Agreement, Mercury shall indemnify, defend, save and hold harmless Wells from any and against any and all liabilities and losses arising out of, related to or in connection with Wells’ assumption of the Assigned Merchant Agreements under this Agreement including, without limitation, any such liabilities or losses that arise out of or relate to the actions of Global, Mercury and/or the Assigned Merchants prior to the assignment contemplated hereunder, except in each case to the extent that such liabilities or losses directly arise from a breach by Wells of the Mercury Processing Agreement or Wells’ gross negligence of willful misconduct.

10. Assignment and Successors and Assigns. No party to this Agreement may assign its rights or obligations under this Agreement without the express prior written consent of the other parties, such consent not to be unreasonably withheld or delayed, except that the obligations of the parties under this Agreement may be provided or fulfilled by any parent, subsidiary, affiliate, successor corporation or subcontractor of such party so long as such party assumes full responsibility for such obligations. This Agreement shall be binding upon and inure to the benefit of the above permitted successors and assignees of the parties. No other party is a third party beneficiary of this Agreement nor does this Agreement create any rights in any other person.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

12. Severability. If any term, covenant or condition of this Agreement is held to be to any extent invalid, void, or otherwise unenforceable by any court or arbitrator, the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

13. Force Majeure. No party will be deemed to be in default or otherwise responsible for delays or failures in performance resulting from acts of God, acts of war or civil disturbance, epidemics, governmental action or inaction, fires, earthquakes, unavailability of labor, materials, power or communication, or other causes beyond such party’s reasonable control.

14. Entire Agreement, Modification and Waiver. This Agreement together with the agreements and documents referred to herein, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior and contemporaneous agreements and understandings. This Agreement may be modified, amended or supplemented only by a written instrument duly executed by all parties hereto. No covenant, term or condition or the breach thereof shall be deemed waived, unless it is waived in writing and signed by the party against whom the waiver is claimed. Any waiver of a breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.

15. Further Acts. Mercury, Wells, and Global agree to perform any further acts and to execute any further documents as reasonable and necessary to give effect to the agreements and the intent of the parties hereunder.

16. Copies and Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute a single agreement binding on all parties. A facsimile of this document bearing a party’s signature or a printed copy of the original, signed document scanned in .pdf or .tiff format shall have the same legal force and effect as an original of such signature and shall be treated as an original document for evidentiary purposes.

17. Taxes. Mercury agrees to pay any taxes that may be in connection with the assumption of the Assigned Merchant Agreements.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.

Global Payments Direct, Inc.		Wells Fargo Bank, N.A.

By:	/s/ David Green	By:	/s/ Mark Baumli
Print:	David Green	Print:	Mark Baumli
Its:	Secretary	Its:	EVP

Mercury Payment Systems, LLC

By:	/s/ Karsten Voermann
Print:	Karsten Voermann
Its:	CFO